                                                                      EXHIBIT 12

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES / DEFICIENCY IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                                             THREE MONTHS
                                                                ENDED                               YEARS ENDED
                                                              MARCH 31,                            DECEMBER 31,
                                                         --------------------  -----------------------------------------------------
                                                           1999       1998       1998       1997       1996       1995       1994
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings before fixed charges:
  Income (loss) before income taxes....................  $      66  $    (184) $    (679) $     204  $     563  $     348  $     310
  Interest and debt expense............................        105        107        426        433        462        484        651
  Interest portion of rental expense...................          4          4         16         16         14         14         14
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings before fixed charges..........................  $     175  $     (73) $    (237) $     653  $   1,039  $     846  $     975
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest and debt expense............................  $     105  $     107  $     426  $     433  $     462  $     484  $     651
  Interest portion of rental expense...................          4          4         16         16         14         14         14
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges....................................  $     109  $     111  $     442  $     449  $     476  $     498  $     665
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

Ratio of earnings to fixed charges.....................        1.6         --         --        1.5        2.2        1.7        1.5
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Deficiency in the coverage of fixed charges by earnings
  before fixed charges.................................         --  $    (184) $    (679)        --         --         --         --
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------